File Nos. 2-79722 and 811-3578

             SECURITIES AND EXCHANGE COMMISSION
                   WASHINGTON, D.C. 20549

                          FORM N-1A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933[   ]

               Pre-Effective Amendment No.             [   ]

               Post-Effective Amendment No.            [   ]

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT
                           OF 1940                     [ X ]

               Amendment No.    17                     [ X ]

                         PRIME CASH FUND
       (Exact Name of Registrant as Specified in Charter)

                 380 Madison Avenue, Suite 2300
                    New York, New York 10017
            (Address of Principal Executive Offices)

                          (212) 697-6666
                (Registrant's Telephone Number)

                        EDWARD M.W. HINES
                  Hollyer Brady Smith Troxell
                  Barrett Rockett Hines & Mone LLP
                   551 Fifth Avenue, 27th Floor
                     New York, New York 10176
            (Name and Address of Agent for Service)

It is proposed that this filing will become effective (check appropriate box):
 ___
[___]  immediately upon filing pursuant to paragraph (b)
[_ _]  on (date) pursuant to paragraph (b)
[___] 60 days after filing pursuant to paragraph (a)(i) [___] on (date) pursuant to paragraph (a)(i)
[___] 75 days after filing pursuant to paragraph (a)(ii) [___] on (date) pursuant to paragraph (a)(ii) of Rule 485. [___] This post-effective amendment designates a new effec-
       tive date for a previous post-effective amendment.

Registrant hereby declares, pursuant to Section (a)(1) of Rule 24f-2 under the Investment Company Act of 1940, that Registrant has registered an indefinite number of its shares under the Securities Act of 1933 pursuant to that Section and that the Rule 24f-2 Notice for the Registrant's fiscal year ended December 31, 1996 was filed in February 1997.

                         PRIME CASH FUND
                      CROSS REFERENCE SHEET

Part A of
Form N-1A
Item No.       Prospectus Caption(s)
1..............*
2..............*
3..............*
4..............Introduction; Investment of the Trust's
                  Assets; Investment Restrictions; General
                  Information
5..............Management Arrangements
5A.............*
6..............General Information; Dividend and Tax
                  Information
7..............Net Asset Value per Share; How to Invest in
                  the Trust; Exchange Privilege
8..............How to Redeem Your Investment; Automatic
                  Withdrawal Plan; Exchange Privilege
9..............*

Part B of
Form N-1A      Statement of Additional Information
Item No.       or Prospectus Caption(s)
10.............*
11.............*
12.............*
13.............Investment of the Trust's Assets; Investment
                  Restrictions; Loans of Portfolio
                  Securities
14.............Trustees and Officers
15.............General Information (Prospectus caption)
16.............Additional Information as to Management
                  Arrangements; General Information
17.............Investment of the Trust's Assets (Prospectus
                  caption)
18.............General Information
19.............Limitation of Redemptions in Kind; Amortized
                  Cost Valuation; Computation of Daily
                  Dividends; Automatic Withdrawal Plan
20.............*
21.............How to Invest in the Trust (Prospectus
                  caption); Distribution Plan; General
                  Information
22.............Yield Information; Per Share Income and
                  Capital Changes

*Not applicable or negative answer

                         PRIME CASH FUND
                       380 Madison Avenue
                           Suite 2300
                    New York, New York 10017
                          212-697-6666


                             Part A

     The Fund is an open-end diversified investment company organized in 1982 as a Massachusetts business trust, designed to suit the cash management needs of individuals, corporations, institutions and fiduciaries.

     Its investment objectives and policies and general method of operations have been those of a "money market fund" since its inception. Since February, 1996, however, the Fund has had only nominal assets, has conducted no operations and has not offered its shares to the public. When it resumes operations, the Fund may chose to invest in other types of securities and if so the fundamental and management policies set forth herein will be changed by appropriate action of the Board of Trustees and shareholders and will be reflected in an appropriate amendment to its registration statement.

     The following material represents the Fund's responses to the applicable items of Form N1-A if it resumes operations as a money-market fund.

     Cash of investors may be invested in shares of the Fund as an alternative to idle funds, direct investments in savings deposits, or short-term debt securities. The Fund offers the opportunity to keep cash reserves fully invested and provides you with a professionally managed portfolio of money market instruments which may be more diversified, higher yielding, more stable and more liquid than you might be able to obtain on an individual basis. Through the convenience of a single security consisting of shares of the Fund, you are also relieved of the inconvenience of making direct investments, including the selection, purchasing and handling of securities.

                 INVESTMENT OF THE FUND'S ASSETS

     The objective of the Fund is to achieve as high a level of current income, liquidity and stability of capital as might be obtained from investing in a diversified portfolio of short-term money market securities meeting specific quality standards. There is no assurance that the Fund will achieve this objective, which is a fundamental policy of the Fund.

     In addition to the requirements of the Fund's management policies, all obligations and instruments purchased by the Fund must meet the requirements of Rule 2a-7 (the "Rule") of the Securities and Exchange Commission under the Investment Company Act of 1940 (the "1940 Act"). The provisions of the Rule that affect portfolio management are summarized under "Effect of the Rule on Portfolio Management," below. In brief, the Rule's provisions for quality, diversity and maturity require the Fund to limit its investments to those instruments which TCW Funds Management, Inc. (the "Adviser") determines (pursuant to procedures approved by the Board of Trustees) present minimal credit risks, and which, at the time of purchase, are Eligible Securities. In general, the Rule defines as Eligible Securities those that at the time of purchase are rated in the two highest rating categories for short-term securities by any two of the nationally recognized statistical rating organizations ("NRSROs") or unrated securities determined by the Board of Trustees to be of comparable quality. See Appendix A to the Part B for a description of the NRSROs and the factors considered by them in determining ratings. Eligible Securities so rated in the highest rating category (or unrated securities of comparable quality) are called "First Tier Securities"; all other Eligible Securities are called "Second Tier Securities." The Rule also requires that the dollar-weighted average maturity of the Fund's portfolio cannot exceed 90 days and that the Fund cannot purchase any security having a remaining maturity in excess of 397 days. The Rule also contains limits on the percentage of the Fund's assets that can be invested in the securities of any issuer. See "Effect of the Rule on Portfolio Management," below.

Management Policies:

     The Fund seeks to achieve its investment objective through investments in the types of instruments described in the management policies listed below. Under the current management policies, the Fund invests only in the following types of obligations:

(1) U.S. Government Securities: Obligations issued or guaranteed by the U.S. Government or its agencies or instrumentalities;
these obligations are referred to in this Part A as "U.S.
Government Securities"; see "Information On U.S. Government
Securities" below.

(2) Bank Obligations and Instruments Secured by Them: Bank obligations that are First Tier Securities including time deposits, certificates of deposit, bankers' acceptances and other bank (see below for definition) obligations, and which are (i) obligations of banks subject to regulation by the U.S. Government having total assets of at least $1.5 billion, which may be obligations issued by domestic banks, by foreign branches of such banks or by U.S. subsidiaries of foreign banks; (ii) obligations of any foreign bank having total assets equivalent to at least $1.5 billion; or (iii) obligations ("insured bank obligations") if such obligations are fully insured as to principal by the Federal Deposit Insurance Corporation; (see "Information on Insured Bank Obligations" in the Part B); the Fund may also invest in obligations secured by any obligations set forth in (i) or (ii) above if such investment meets the requirements of (6) below. (In this Part A and in the Part B, a bank includes commercial banks, savings banks and savings and loan associations.)

(3) Commercial Paper Obligations: Commercial paper obligations that are First Tier Securities; see "Effect of the Rule on Portfolio Management," below.

(4) Corporate Debt Obligations: Corporate debt obligations (for example, bonds and debentures) which are First Tier Securities and which at the time of purchase have a remaining maturity of not more than 397 days. See "Effect of the Rule on Portfolio Management." See Appendix A to the Part B for information about bond ratings.

(5) Variable Amount and Master Demand Notes: Variable amount master demand notes that are First Tier Securities and which are redeemable (and thus repayable by the borrower) at principal amount, plus accrued interest, at any time. Variable amount master demand notes may or may not be backed by bank letters of credit. (Because variable amount master demand notes are direct lending arrangements between the lender and borrower, it is not generally contemplated that they will be traded, and there is no secondary market for them; see the Part B for further information on these notes.) Variable amount master demand notes repayable in more than seven days are securities which are not readily marketable, and fall within the Fund's overall 10% limitation on securities which are illiquid.

(6) Certain Other Obligations: Obligations other than those listed in 1 through 5 above only if such other obligations are guaranteed as to principal and interest by either a bank in whose obligations the Fund may invest (see 2 above) or a corporation in whose commercial paper the Fund may invest (see 3 above). See "Effect of the Rule on Portfolio Management." If the Fund invests more than 5% of its net assets in such other obligations, the Part A will be supplemented to describe them. See the Part B.

(7) Repurchase Agreements: The Fund may purchase securities subject to repurchase agreements provided that such securities consist entirely of U.S. Government securities or securities that, at the time the repurchase agreement is entered into, are rated in the highest rating category by the requisite NRSROs. Repurchase agreements may be entered into only with commercial banks or broker-dealers. Subject to the control of the Board of Trustees, the Adviser will regularly review the financial strength of all parties to repurchase agreements with the Fund. See "Information about Repurchase Agreements," below.

(8) When-Issued or Delayed Delivery Securities: The Fund may buy securities on a when-issued or delayed delivery basis; the securities so purchased are subject to market fluctuation and no interest accrues to the Fund until delivery and payment take place; their value at the delivery date may be less than the purchase price. The Fund may not enter into when-issued commitments exceeding in the aggregate 15% of the market value of the Fund's total assets, less liabilities other than the obligations created by when-issued commitments. See the Part B for further information.

     Shareholder approval is not required to change any of the foregoing management policies.

Additional Management Policy as to Rating

     In addition to the foregoing management policies, as a non-fundamental policy, the Fund will purchase only those issues that will enable it to achieve and maintain the highest rating for a mutual fund by at least one NRSRO. There is no assurance that the Fund will be able to maintain such rating. As a result of this policy, the number of obligations in which the fund can invest is reduced and the yield obtained by the Fund on such obligations may be less than would be the case if this policy were not in force.

Information On U.S. Government Securities

     U.S. Government Securities (i.e., obligations issued or guaranteed by the U.S. Government or its agencies or instrumentalities) include securities issued by the U.S. Government, which in turn include Treasury Bills (which mature within one year of the date they are issued) and Treasury Notes and Bonds (which are issued with longer maturities). All Treasury securities are backed by the full faith and credit of the United States.

     U.S. Government agencies and instrumentalities that issue or guarantee securities include, but are not limited to, the Export-Import Bank of the United States, Farmers Home Administration, Federal Farm Credit System, Federal Home Loan Banks, Federal Home Loan Mortgage Corporation, Federal Housing Administration, Federal National Mortgage Association, Government National Mortgage Association, Small Business Administration, Student Loan Marketing Association and the Tennessee Valley Authority.

     Securities issued or guaranteed by U.S. Government agencies and instrumentalities are not always supported by the full faith and credit of the United States. Some, such as securities issued by the Federal Home Loan Banks, are backed by the right of the agency or instrumentality to borrow from the U.S. Treasury. Others, such as securities issued by the Federal National Mortgage Association, are supported only by the credit of the instrumentality and not by the U.S. Treasury. If the securities are not backed by the full faith and credit of the United States, the owner of the securities must look principally to the agency issuing the obligation for repayment and may not be able to assert a claim against the United States in the event that the agency or instrumentality does not meet its commitment. The Fund will invest in government securities, including securities of agencies and instrumentalities, only if the Adviser (pursuant to procedures approved by the Board of Trustees) is satisfied that these obligations present minimal credit risks. See "Effect of the Rule on Portfolio Management," below, for a discussion of the determination of minimal credit risks in connection with the purchase of portfolio securities.

Information On Foreign Bank Obligations

     Investments, which must be denominated in U.S. dollars, in foreign banks and foreign branches of United States banks involve certain risks in addition to those involved with investment in domestic banks. While domestic banks are required to maintain certain reserves and are subject to other regulations, such requirements and regulations may not apply to foreign branches of domestic banks. Investments in foreign banks and foreign branches of domestic banks may also be subject to other risks, including future political and economic developments, the possible imposition of withholding taxes on interest income, the seizure or nationalization of foreign deposits and the establishment of exchange controls or other restrictions.

Repurchase Agreements

     Under a repurchase agreement, at the time the Fund purchases a security, the Fund also resells it to the seller and must deliver the security (or securities substituted for it) to the seller on an agreed-upon date in the future. (The securities so resold or substituted are referred to herein as the "Resold Securities.") The resale price is in excess of the purchase price in that it reflects an agreed-upon market interest rate effective for the period of time during which the Fund's money is invested in the Resold Securities. The majority of these transactions run from day to day, and the delivery pursuant to the resale typically will occur within one to five days of the purchase.

     Repurchase agreements can be considered as loans "collateralized" by the Resold Securities, such agreements being defined as "loans" in the 1940 Act. The return on such "collateral" may be more or less than that from the repurchase agreement. The Resold Securities under any repurchase agreement will be marked to market every business day so that the value of the "collateral" is at least equal to the resale price provided in the agreement, including the accrued interest earned thereon, plus sufficient additional market value as is considered necessary to provide a margin of safety. During the term of the repurchase agreement, the Fund or its custodian either has actual physical possession of the Resold Securities or, in the case of a security registered in book entry system, the book entry is maintained in the name of the Fund or its custodian. The Fund retains an unqualified right to possess and sell the Resold Securities in the event of a default by the other party.

     In the event of bankruptcy or other default by the other party, there may be possible delays and expenses in liquidating the Resold Securities, decline in their value and loss of interest. If the maturity of the Resold Securities is such that they cannot be owned by the Fund under the applicable provisions of the Rule they will have to be sold, which could result in a loss. See "Effect of the Rule on Portfolio Management."

10% Limitation as to Certain Investments

     Due to their possible limited liquidity, the Fund may not make certain investments if thereafter more than 10% of its net assets would consist of such investments. The investments included in this 10% limit are (i) repurchase agreements maturing in more than seven days; (ii) fixed time deposits subject to withdrawal penalties other than overnight deposits; (iii) restricted securities, i.e., securities which cannot freely be sold for legal reasons (which the Fund does not expect to own);
(iv) securities for which market quotations are not readily available; and (v) insured bank obligations unless the Board of Trustees determines that a readily available market exists for such obligations. However, this 10% limit does not include any obligations payable at principal amount plus accrued interest on demand or within seven days after demand.

Factors Which May Affect the Value
of the Fund's Investments and Their Yields

     The value of the obligations and instruments in which the Fund invests will fluctuate depending in large part on changes in prevailing interest rates. If the prevailing interest rates go up after the Fund buys a security, the value of the security may go down; if these rates go down, the value of the security may go up. Changes in value and yield based on changes in prevailing interest rates may have different effects on short-term obligations than on long-term obligations. Long-term obligations (which often have higher yields) may fluctuate in value more than short-term ones.

Portfolio Transactions

     The Fund will seek to obtain the best net price and the most favorable execution of orders. Purchases will be made directly from issuers or from underwriters, dealers or banks which specialize in the types of securities invested in by the Fund. As most purchases made by the Fund are principal transactions at net prices, the Fund incurs little or no brokerage costs. Purchases from underwriters will include a commission or concession paid by the issuer to the underwriter and purchases from dealers may include the spread between the bid and the asked price. If the execution and price offered by more than one dealer are comparable, the order may be allocated to a dealer which has provided research advice, such as information on particular companies and industries and market, economic and institutional activity. By allocating transactions to obtain research services, the Fund enables the Adviser to supplement its own research and analyses with the views and information of other securities firms. Such research services, whether or not useful to the Fund, may be useful to other accounts managed by the Adviser or its affiliates.

Effect of the Rule on Portfolio Management

     As a money market fund, the Fund operates under the Rule, which allows the Fund to use the "amortized cost" method of valuing its securities and which contains certain risk limiting provisions, including requirements as to maturity, quality and diversification of the Fund's portfolio. Some of the most important aspects of the Rule are described below.

     Under the Rule, the Fund must limit its investments to those instruments which are denominated in U.S. dollars, which are determined by the Board of Trustees to present minimal credit risks, and which, at the time of purchase, are Eligible Securities. In accordance with the Rule, the Board of Trustees has adopted investment procedures and has approved investment policies pursuant to which all investment determinations have been delegated to the Adviser, under the direction and control of the Board of Trustees, except for those matters for which the Rule requires Board determination.

     In general, the Rule defines as Eligible Securities those that at the time of purchase are rated in the two highest rating categories for short-term securities by any two of the NRSROs, or if unrated are determined by the Board of Trustees to be of comparable quality. Eligible Securities so rated in the highest rating category (and unrated securities determined by the Board of Trustees to be of comparable quality) are called "First Tier Securities"; all other Eligible Securities are called "Second Tier Securities." Eligible Securities can in some cases include securities rated by only one NRSRO and unrated obligations that are determined by the Board of Trustees to be of comparable quality to rated securities. A security that was long-term when issued must at the time of purchase by the Fund have either a short-term rating such that it is an Eligible Security, be comparable in priority and security with a rated short-term obligation of the same issuer that is an Eligible Security or if it has no short-term rating (and does not have a long-term rating from any NRSRO below the highest rating) if it is determined by the Board of Trustees to be of comparable quality to rated securities the Fund could purchase. Purchase of any security rated by only one NRSRO and purchase of any unrated security (except U.S. Government Securities) must be ratified by the Board of Trustees.

     The Rule requires (with limited exceptions) that immediately after purchase of any security, the Fund have invested not more than 5% of its assets in the securities of any one issuer. Moreover, the Rule provides that the Fund cannot have more than 5% of its assets in the aggregate invested in Second Tier Securities, nor more than the greater of 1% of its assets or $1,000,000 invested in Second Tier Securities of any single issuer. In general, the Fund does not intend to own Second Tier Securities. The Rule has specific provisions relating to determinations of the eligibility of certain types of instruments such as repurchase agreements and instruments subject to a demand feature. It also has specific provisions for determining the issuer of a security for purposes of compliance with the diversification requirements.

     Generally, under the Rule, the maturity of an instrument is considered to be its stated maturity (or in the case of an instrument called for redemption, the date on which the redemption payment must be made). There are special rules for determining the maturity of certain kinds of instruments. The Rule contains provisions as to the maturity of variable rate and floating rate instruments. Repurchase agreements and securities loan agreements are, in general, treated as having a maturity equal to the period remaining until they can be executed.

     The Rule has provisions requiring specific actions whenever the rating of a portfolio security is downgraded. Generally, these actions include a prompt reassessment by the Board of Trustees of the credit risks associated with such a security. In general, the Rule mandates prompt sale or other disposition, e.g., by exercising a demand for payment, in certain cases, such as when a security ceases to be an Eligible Security, no longer presents minimal credit risks or suffers a financial default.

                     INVESTMENT RESTRICTIONS

     The Fund has a number of policies about what it can and cannot do. Certain of these policies, identified in the Part A and Part B as "fundamental policies," cannot be changed unless the holders of a "majority," as defined in the 1940 Act, of the Fund's outstanding shares vote to change them. (See the Part B for a definition of such a majority.) All other policies can be changed from time to time without shareholder approval. Some of the more important of the Fund's fundamental policies, not otherwise identified in the Part A, are set forth below; others are listed in the Part B.

1. The Fund has diversification and anti-concentration requirements.

     The Fund cannot buy the securities of any issuer if it would then own more than 10% of the total value of all of the issuer's outstanding securities.

     The Fund cannot buy the securities (not including U.S. Government Securities) of any issuer if more than 5% of its total assets (valued at market value) would then be invested in securities of that issuer. In addition, the Rule limits investment in Second Tier Securities to 5% of the Fund's assets in the aggregate, and to no more than the greater of 1% of the Fund's assets or $1,000,000 in the securities of any one issuer.

     The Fund cannot buy the securities of issuers in any one industry if more than 25% of its total assets would then be invested in securities of issuers in that industry (see the Part
B); U.S. Government Securities and those domestic bank obligations and instruments of domestic banks which the Fund may purchase (see "Investment of the Fund's Assets") are considered as not included in this limit; however, obligations of foreign banks and of foreign branches of domestic banks are considered as included in this limit.

2. The Fund can make loans only by lending securities or entering into repurchase agreements.

     The Fund can buy those debt securities which it is permitted to buy (see "Investment of the Fund's Assets"); this is investing, not making a loan. The Fund can lend its portfolio securities on a collateralized basis up to 10% of the value of its total assets to specified borrowers (broker-dealers, banks and certain other financial institutions) to increase its income (see the Part B) and enter into repurchase agreements (see "Repurchase Agreements" above). The Fund may be considered as the beneficial owner of the loaned securities in that any gain or loss in their market price during the loan inures to the Fund and its shareholders; thus, when the loan is terminated, the value of the securities may be more or less than their value at the beginning of the loan.

3. The Fund can borrow only in limited amounts for special purposes.

     The Fund can borrow from banks for temporary or emergency purposes but only up to 10% of its total assets. It can mortgage or pledge its assets only in connection with such borrowing and only up to the lesser of the amounts borrowed or 5% of the value of its total assets. The Fund will not borrow to purchase securities or to increase its income but only to meet redemptions so that it will not have to sell securities to pay for redemptions. Interest on borrowings would reduce the Fund's income. The Fund will not purchase any securities while it has any outstanding borrowings which exceed 5% of the value of its total assets. Except in connection with borrowings, the Fund will not issue senior securities.


                    NET ASSET VALUE PER SHARE

     The Fund's net asset value per share is determined as of 4:00 p.m. New York time on each day that the New York Stock Exchange is open by dividing the value of the net assets of the Fund (i.e., the value of the assets less liabilities, exclusive of surplus) by the total number of shares outstanding.

     The net asset value per share will normally remain constant at $1.00 per share except under extraordinary circumstances; see the Part B for a discussion of the extraordinary circumstances which could result in a change in this fixed share value. The net asset value per share is based on a valuation of the Fund's investments at amortized cost; see the Part B.

                    HOW TO INVEST IN THE FUND

     For Information only; shares are not currently being offered for sale to the public.

     The Fund's shares are sold on a continuous basis at the net asset value next determined after an order is entered and deemed effective. There is no sales charge. The minimum initial investment is $1,000. Subsequent investments may be in any amount. Aquila Distributors, Inc. (the "Distributor") is the exclusive Distributor of the Fund's shares. The Distributor sells shares only for purchase orders received.

Opening an Account

     To open a new account, you must send a properly completed
Application to Administrative Data Management Corp. (the
"Agent"). Redemption of shares purchased by wire payment will not be honored until a properly completed Application has been received by the Agent.

Initial investments may be made in any of these three ways:

     1. By Mail. Payment may be made by check, money order, Federal Reserve Draft, or other negotiable bank draft payable to the order of Prime Cash Fund mailed to:

          Prime Cash Fund
          Administrative Data Management Corp.,
          Transfer Agent
          Attn: Aquilasm Group of Funds
          10 Woodbridge Center Drive
          Woodbridge, NJ 07095-1198

     2. By Wire. Payment may be wired in Federal funds (monies credited to a bank's account with a Federal Reserve Bank) to Bank One Trust Company, N.A., which serves as the Custodian of the assets of the Fund.

     To insure prompt and proper crediting to your account, you should instruct your bank to wire funds to:

               Bank One, Columbus
               ABA No. 044000037
               CR A/C 04-01787
               For further credit to
                  Prime Cash Fund A/C 6801358700
     Account Name and Number (if an existing account)

     The name in which the investment is to be registered (if a new account)

     Your bank may impose a charge for wiring funds.

     3. Through Brokers. You may invest in the Fund by purchasing shares through registered broker-dealers.

     There is no sales or service charge imposed by the Fund, although broker-dealers may make reasonable charges to their customers for their services. The services to be provided and the fees therefor are established by each broker-dealer acting independently; broker-dealers may also determine to establish, as to accounts serviced by them, higher initial or subsequent investment requirements than those required by the Fund. Broker-dealers are responsible for prompt transmission of orders placed through them.

Additional Investments

     You may make additional investments in any amount after an account has been established by mailing directly to the Agent a check, money order or other negotiable bank draft made payable to Prime Cash Fund, or by wiring funds as described above. In each case you should indicate your name and account number to insure prompt and proper crediting of your account. The pre-printed stub attached to the Fund's confirmations is provided as a convenient identification method to accompany additional investments made by mail.

When Shares Are Issued and Dividends Are Declared On Them

     There are three methods as to when shares are issued. Under each method, shares are issued at the net asset value per share next determined after the purchase order is effective, as discussed below. Under each method, the Application must be properly completed and have been received and accepted by the Agent; the Fund or the Distributor may also reject any purchase order. Under each method, Federal funds (see above) must either be available to the Fund or the payment thereof must be guaranteed to the Fund so that the Fund can be as fully invested as practicable.

     The first method under which shares are issued involves ordinary investments. Under this method, payments transmitted by wire in Federal funds and payments made by Federal Reserve Draft received by the Custodian prior to 4:00 p.m. New York time on any day on which the New York Stock Exchange is open will be invested (i.e., the purchase order will be effective) at the net asset value per share determined as of 4:00 p.m. on that day; if either such type of payment is received after that time, the purchase order will be effective as of 4:00 p.m. on the next day that the exchange is open. Wire payments not in Federal funds will normally be converted into Federal funds on the next day such exchange is open and the purchase order will be effective as of 4:00 p.m. on such next day. Payments transmitted by check will normally be converted to Federal funds by the Agent, as your agent, within two business days for checks drawn on a member bank of the Federal Reserve System, and longer for most other checks, and the purchase orders will be effective as of 4:00 p.m. after such conversion. All checks are accepted subject to collection at full face value in United States funds and must be drawn in United States dollars on a United States bank; if not, shares will not be issued. Dividends on shares issued under this first investment method are declared starting on the day (whether or not a business day) after the purchase order is effective and are declared on the day on which the shares are redeemed.

     The second method under which shares are issued involves a bank or broker-dealer making special arrangements with the Fund under which (i) either (a) payment is made in Federal funds or by check in New York Clearing House funds delivered to the Agent prior to 5:00 p.m. New York time or (b) the Agent is advised prior to that time of a dollar amount to be invested; (ii) the Agent is advised prior to that time of the form of registration of the shares to be issued; (iii) the bank or broker-dealer will, prior to noon New York time on the next business day, wire Federal funds to the Custodian (but in the case of prior payment by check under (i)(a) above only if the check is not converted into Federal funds in the normal course on the next business day); and (iv) arrangements satisfactory to the Fund are made between it and the bank or broker-dealer under which if Federal funds are not so received by the Custodian, the Fund is reimbursed for any costs or loss of income arising out of such non-receipt. New York Clearing House funds are funds represented by a check drawn on a bank which is a member of the New York Clearing House. Under this second method, the purchase order is effective on the day the check or the advice is received under
(i) above. Dividends on shares issued under this second method are declared starting on the day (whether or not a business day) after the purchase order is effective and are declared on the day on which such shares are redeemed.

     The third method under which shares are issued involves broker-dealers or banks which have requested that this method be used, to which request the Fund has consented. Under this third method (i) the Agent must be advised prior to noon New York time on any business day of a dollar amount to be invested; and (ii) Federal funds must be wired to the Custodian on that day; under this method, the purchase order is effective on that day. Dividends on shares issued under this third investment method are declared beginning on that day but not on the day such shares are redeemed.

     This third investment method is available to prospective investors in Fund shares who wish to use it so that the dividends on their shares will commence to be declared on the day the purchase order is effective. Upon written or phone request to the Fund by such a prospective investor, the Fund will advise as to the broker-dealers or banks through which such purchases may be made.

Confirmations and Share Certificates

     All purchases of shares will be confirmed and credited to you in an account maintained for you by the Agent in full and fractional shares of the Fund (rounded to the nearest 1/1000th of a share). Share certificates will not be issued unless you so request from the Agent in writing and declare a need for such certificates, such as a pledge of shares or an estate situation. If certificates are issued at your request, Expedited Redemption Methods described below will not be available and delay and expense may be incurred if you lose the certificates. No certificates will be issued for fractional shares or to shareholders who have elected the checking account or predesignated bank account methods of withdrawing cash from their accounts. (See "How to Redeem Your Investment" below.)

     The Fund and the Distributor reserve the right to reject any order for the purchase of shares. In addition, the offering of shares may be suspended at any time and resumed at any time thereafter.

Distribution Plan

     The Fund has adopted a Distribution Plan under Rule 12b-1 ("Rule 12b-1") under the 1940 Act. No payments are made by the Fund under the Plan. Rule 12b-1 provides in substance that an investment company may not engage directly or indirectly in financing any activity which is primarily intended to result in the sale of its shares except pursuant to a plan adopted under that rule. One part of the Distribution Plan is designed to protect against any claim against or involving the Fund that some of the expenses which the Fund pays or may pay come within the purview of Rule 12b-1. Another part of the Distribution Plan authorizes the Administrator and/or the Adviser, not the Fund, to make certain payments not exceeding 0.10 of 1% of the average annual net assets of the Fund to certain Qualified Recipients (as defined in the Distribution Plan) which have rendered assistance in the distribution and/or retention of the Fund's shares. See the Part B for further information.

     The Fund's Distribution Plan is solely a defensive plan designed to protect the Fund and its affiliates against any claim described above. The Distribution Plan does not involve payments out of assets or income of the Fund designed to recognize sales of shares of the Fund or to pay advertising expenses.

                  HOW TO REDEEM YOUR INVESTMENT

     For Information only; shares are not currently being offered for sale to the public.

     The Fund provides day-to-day liquidity. You may redeem all or any part of your shares at any time at the net asset value next determined after acceptance of your redemption request at the Agent. Redemptions can be made by the various methods described below. Except for shares recently purchased by check as discussed below, there is no minimum time period for any investment in the Fund. There are no redemption fees or withdrawal penalties. If you purchase shares of the Fund through broker-dealers, banks and other financial institutions which serve as shareholders of record you must redeem through those institutions, which are responsible for prompt transmission of redemption requests. In all other cases, you may redeem directly, but a completed purchase Application must have been received by the Agent before redemption requests can be honored. A redemption may result in a taxable transaction to you, but only if there has been a change in the net asset value per share, which will occur only under extraordinary circumstances.

     For your convenience the Fund offers expedited redemption to provide you with a high level of liquidity for your investment.

Expedited Redemption Methods (Non-Certificate Shares)

     You have the flexibility of three expedited methods of initiating redemptions. These are available as to shares not represented by certificates.

          1. By Telephone. The Agent will accept instructions by telephone from anyone to redeem shares and make payment to a predesignated commercial bank account. See
          "Redemption Payments," below for payment methods. Your name and your account number must be supplied.

     To redeem an investment by this method, telephone:

             800-952-6666 toll-free or 908-855-5731

     Note: The Fund, the Agent, and the Distributor will not be responsible for any losses resulting from unauthorized telephone transactions if the Agent follows reasonable procedures designed to verify the identity of the caller. The Agent will request some or all of the following information: account name and number; name(s) and social security number registered to the account and personal identification; the Agent may also record calls. Shareholders should verify the accuracy of confirmation statements immediately upon receipt.

          2. By FAX or Mail. Requests for redemption payments to a predesignated commercial bank account may also be made by a sending a letter of instruction to:
          Administrative Data Management Corp., Attn: Aquilasm Group of Funds, by Fax to 908-855-5730 or by mail at 10 Woodbridge Center Drive, Woodbridge, NJ 07095-1198, indicating account number, amount to be redeemed, and any payment directions, signed by the registered holder(s). Signature guarantees are not required. See "Redemption Payments," below for payment methods.

     If you wish to use the above procedures you should so elect on the Expedited Redemption section of your Application and provide the required information concerning your commercial bank account number. The bank account must be in the exclusive name(s) of the shareholder(s) as registered with the Fund. You may change the designated bank account at any time by completing and returning a form available from the Fund. For protection of your assets, this form requires signature guarantees and possible additional documentation.

          3. By Check. The Agent will, upon request, provide you with forms of drafts ("checks") drawn on the Custodian. This feature is not available if your shares are represented by certificates. These checks represent a further alternative redemption means and you may make them payable to the order of anyone in any amount of not less than $500. If you wish to use this check writing redemption procedure, you should notify the Agent or so indicate on the Application. You will be issued special checks to be drawn against the Custodian for this purpose. You will be subject to the Custodian's rules and regulations governing its checking accounts. If the account is registered in more than one name, each check must be signed by each account holder exactly as the names appear on the account registration, unless expressly stated otherwise on your Application.

     There is no charge to the shareholder for the maintenance of this special check writing privilege or for the clearance of any checks.

     When such a check is presented to the Custodian for payment, a sufficient number of full and fractional shares in your account will be redeemed to cover the amount of the check. This check writing redemption procedure enables you to continue receiving dividends on those shares equaling the amount being redeemed by check until such time as the check is actually presented to the Custodian for payment.

     As these checks are redemption drafts relating to Fund shares, you should be certain that adequate shares for which certificates have not been issued and which were not recently purchased by check are in the account to cover the amount of the check. See "Redemption Payments" below for more details as to special problems as to Fund shares recently purchased by check. If insufficient redeemable shares are in the account, the redemption check will be returned marked "insufficient funds." The fact that redemption checks are drafts may also permit a bank in which they are deposited to delay crediting the account in question until that bank has received payment funds for the redemption check.

     Checks may not be directly presented to any branch of the Custodian. This does not affect checks used for the payment of bills or cashed at other banks. You may not use checks to close your account, since the number of shares in an account changes daily through dividend payments which are automatically reinvested in full and fractional shares. Consequently, you may not present a check directly to the Custodian and request redemption for all or substantially all shares held in your account. Only expedited redemption to a predesignated bank account or the regular redemption method (see below) may be used when closing your account.

     Multiple Redemption Services. You are not limited in choice of redemption methods but may utilize all available forms.
However, when both redemption to a predesignated bank account and check writing are desired, you must so elect on your Application, or by subsequent written notification to the Agent with signatures guaranteed, if required (see below).

Regular Redemption Method
(Certificate and Non-Certificate Shares)

          1. Certificate Shares. Certificates in blank (unsigned) representing shares to be redeemed should be sent to:
          Administrative Data Management Corp., Attn: Aquilasm Group of Funds, 10 Woodbridge Center Drive, Woodbridge, NJ 07095-1198, with payment instructions. A stock assignment form signed by the registered shareholder(s) exactly as the account is registered must also be sent to the Agent.

     For your protection, certificates and signed redemption documentation should be sent separately if mailed.

     For the redemption request to be in "proper form," the signature or signatures must be the same as in the registration of the account. In a joint account, the signatures of both shareholders are necessary. Additional documentation may be required where shares are held by a corporation, a partnership, trustee or executor, or if redemption is requested by other than the shareholder of record. If redemption proceeds of less than $25,000 are payable to the record holder and are to be sent to the record address, no signature guarantee is required. In all other cases, signatures must be guaranteed by a member of a national securities exchange, a U.S. bank or trust company, a state-chartered savings bank, a federally chartered savings and loan association, a foreign bank having a U.S. correspondent bank, a participant in the Securities Transfer Association Medallion Program (STAMP), The Stock Exchanges Medallion Program
(SEMP) or The New York Stock Exchange, Inc. Medallion Signature Program (MSP). A notary public is not an acceptable signature guarantor.

          2. Non-Certificate Shares. If you own non-certificate shares registered on the books of the Fund and you have not elected check writing redemption or Expedited Redemption to a predesignated bank account you must use the Regular Redemption Method. Under this redemption method, you should send a letter of instruction to:
          Administrative Data Management Corp., Attn: Aquilasm Group of Funds, 10 Woodbridge Center Drive, Woodbridge, NJ 07095-1198, containing:

               Account Number;

               Dollar amount or number of shares to be redeemed or a statement that all shares held in the account are to be redeemed;

               Payment instructions (normally redemption proceeds will be mailed to the shareholder's address as registered with the Fund);

               Signature(s) of the registered shareholder(s); and

               Signature guarantee(s), if required, as indicated above.

Redemption Payments

     For redemptions other than by checks you have written, payment will ordinarily be mailed to you at your address of record. Upon your request, redemption proceeds will also be wired to a predesignated bank, wherever possible, if in the amount of $1,000 or more. The Fund may impose a charge, not exceeding $5.00 per wire redemption, after written notice to investors who have elected this redemption procedure. The Fund has no present intention of making this charge.

     Redemption proceeds on shares issued under the third method under which shares are issued (see "When Shares Are Issued and Dividends Are Declared on Them" under "How to Invest in the Fund") will be wired in Federal funds on the date of redemption, if practicable, and, if not practicable, as soon thereafter as practicable, irrespective of amount. Redemption requests as to such shares may be made by telephone.

     Except as indicated above, the Fund will normally make payment for all shares redeemed on the next business day following receipt of request. Except as set forth below, in no event will payment be made more than seven days after receipt of a redemption request made in compliance with one of the redemption methods specified above. However, the right of redemption may be suspended or the date of payment postponed (i) during periods when the New York Stock Exchange is closed for other than weekends and holidays or when trading on such exchange is restricted as determined by the Securities and Exchange Commission by rule or regulation; (ii) during periods in which an emergency, as determined by the Securities and Exchange Commission, exists which causes disposal of, or valuation of the net asset value of, the portfolio securities to be unreasonable or impracticable; or (iii) for such other periods as the Securities and Exchange Commission may permit. Payment for redemption by any method (including redemption by check) of shares recently purchased by check (irrespective of whether the check is a regular check or a certified, cashier's or official bank check) may be delayed up to 15 days or until (i) the purchase check has been honored or (ii) the Agent has received assurances by telephone or in writing from the bank on which the purchase check was drawn, satisfactory to the Agent and the Fund, that the purchase check will be honored. Shares so purchased within the prior 15 days will not be redeemed under the check writing redemption procedure and a shareholder must not write a check if (i) it will be presented to the Custodian for payment within 15 days of a share purchase by check and (ii) the redemption check would cause the redemption of some or all of those shares. Possible delays in payment of redemption proceeds can be eliminated by using wire payments or Federal Reserve drafts to pay for purchases.

     If the Board of Trustees determines that it would be detrimental to the best interests of the remaining shareholders of the Fund to make payment wholly or partly in cash, the Fund may pay the redemption price in whole or in part by the distribution in kind of securities from the portfolio of the Fund, in lieu of cash, in conformity with applicable rules of the Securities and Exchange Commission. See the Part B for details.

     The Fund has the right to compel the redemption of shares held in any account if the aggregate net asset value of such shares is less than $500 due to shareholder redemptions. If the Board of Trustees elects to do this, shareholders who are affected will receive prior written notice and will be permitted 60 days to bring their accounts up to the minimum before this redemption is processed.

                    AUTOMATIC WITHDRAWAL PLAN

     If you own or purchase shares of the Fund having a net asset value of at least $5,000 you may establish an Automatic Withdrawal Plan under which you will receive a monthly or quarterly check in a stated amount, not less than $50. If such a plan is established, all dividends and distributions must be reinvested in your shareholder account. See the Automatic Withdrawal Plan provisions of the Application included in this Part A, the Part B under "Automatic Withdrawal Plan" and "Dividend and Tax Information" below.

                     MANAGEMENT ARRANGEMENTS

The Board of Trustees

     The business and affairs of the Fund are managed under the direction and control of its Board of Trustees. The Part B lists the Fund's Trustees and officers and provides further information about them.

The Advisory Agreement

     Since February 1, 1996, the Administrator has been acting as interim adviser for the Fund. As such the Administrator keeps the accounting books and records of the Fund and computes its daily net asset value and dividends. The Administrator acts as interim adviser on a basis not exceeding its cost. Prior to Febrary 1, 1996, TCW Funds Management, Inc. (the "Former Adviser"), 865 South Figueroa Street, Los Angeles, California 90017 supervised the investment program of the Fund and the composition of its portfolio pursuant to an investment advisory agreement (the "Former Advisory Agreement"). The Former Adviser acted as such from March 1, 1962 through February 1, 1996.

     All arrangements with a new investment adviser will be subject to approval of a new investment advisory agreement by the Board of Trustees and will be submitted for approval by the shareholders of the Fund as required by the 1940 Act.

The Administration Agreement

     Under an Administration Agreement (the "Administration Agreement"), Aquila Management Corporation as Administrator, at its own expense, provides office space, personnel, facilities and equipment for the performance of its functions thereunder and as is necessary in connection with the maintenance of the headquarters of the Fund and pays all compensation of the Fund's Trustees, officers and employees who are affiliated persons of the Administrator.

     Under the Administration Agreement, subject to the control of the Fund's Board of Trustees, the Administrator provides all administrative services to the Fund other than those relating to its investment portfolio and the maintenance of its accounting books and records. Such administrative services include but are not limited to maintaining books and records (other than accounting books and records) of the Fund, and overseeing all relationships between the Fund and its transfer agent, custodian, legal counsel, auditors and principal underwriter, including the negotiation of agreements in relation thereto, the supervision and coordination of the performance of such agreements, and the overseeing of all administrative matters which are necessary or desirable for effective operation of the Fund and for the sale, servicing or redemption of the Fund's shares. See the Part B for a further description of functions listed in the Administration Agreement as part of such duties.

     Under the Administration Agreement, the Fund pays a fee payable monthly and computed on the net asset value of the Fund at the end of each business day at the annual rate of 0.25 of 1% of such net assets for the first $300 million of net assets and at the annual rate of 0.15 of 1% on net assets above $300 million. The Administrator has agreed that the above fee shall be reduced, but not below zero, by an amount equal to its pro-rata portion (based on the aggregate fees of the Adviser and the Administrator) of the amount, if any, by which the total expenses of the Fund in any fiscal year, exclusive of taxes, interest and brokerage fees, exceed the lesser of (i) 2.5% of the first $30 million of average annual net assets of the Fund plus 2% of the next $70 million of such assets plus 1.5% of its average annual net assets in excess of $100 million, or (ii) 25% of the Fund's total annual investment income.

     During the period when the Fund is not conducting operations and has only nominal assets it is anticipated that all fees accrued to the Administrator will be waived.

Information as to the Adviser,
the Administrator and the Distributor

     The Fund's Administrator is administrator to the Aquilasm Group of Funds, which consists of tax-free municipal bond funds and money market funds. As of December 31, 1996, these funds had aggregate assets of approximately $2.7 billion, of which over $800 million consisted of assets of money market funds. The Administrator, which was founded in 1984, is controlled by Mr. Lacy B. Herrmann (directly, through a trust and through share ownership by his wife).

     The fees which the Fund has paid or which have been accrued for the year ended December 31, 1996 to the former Adviser and to the Administrator were each $5,481, of which $1,108 and $3,295, respectively were waived. In addition the Administrator reimbursed Fund expenses of $2,188.

     The Distributor currently handles the distribution of the shares of 14 funds (five money market funds, seven tax-free municipal bond funds and two equity funds) not including the Fund. Under the Distribution Agreement, the Distributor is responsible for the payment of certain printing and distribution costs relating to prospectuses and reports as well as the costs of supplemental sales literature, advertising and other promotional activities.

     At the date of this Part A, there is a proposed transaction whereby all of the shares of the Distributor, which are currently owned by Mr. Herrmann, will be owned by certain directors and/or officers of the Administrator and/or the Distributor including Mr. Herrmann.

                  DIVIDEND AND TAX INFORMATION

     For Information only; shares are not currently being offered for sale to the public.

     All of the Fund's net income for dividend purposes (see below) will be declared daily as dividends; see "When Shares Are Issued and Dividends Are Declared on Them" under "How to Invest in the Fund" for information as to when dividends are declared. Dividends are paid within a week before or after the end of each month and invested in additional shares at net asset value on the payable date, or, at your election, paid in cash by check. This election may be made in the Application or by subsequent written notice to the Agent. When you redeem all of your shares you will be credited on the redemption payment date with the amount of all dividends declared for the month through the date of redemption, or through the day preceding the date of redemption in the case of shares on which income dividends were declared on the same day on which the shares were issued.

     You will receive monthly a summary of your account, including information as to dividends paid during the month and the shares credited to your account through reinvestment of dividends. Such a summary may be provided directly by the Fund or by a Qualified Recipient as a part of the shareholder services it has undertaken to provide under a related agreement. (See "Distribution Plan" above and the Part B.)

     Daily dividends will be calculated as follows: the net income for dividend purposes will be calculated immediately prior to the calculation of net asset value and will include accrued interest and original issue and market discount earned since the last valuation, less the estimated expenses of the Fund and amortized original issue and market premium for the period. However, the calculation of the dividend could change under certain circumstances under the procedures adopted by the Board of Trustees relating to "amortized cost" valuation; see the Part B.

     Dividends so paid will be taxable to you as ordinary income, even though reinvested, unless the net income, computed as above, exceeds "earnings and profits," as determined for tax purposes; this could occur because net income as so determined will include certain unrealized appreciation and discount which is not included for tax purposes. If dividends exceed your ratable share of "earnings and profits," the excess will reduce the cost or other tax basis for your shares; any reduction which would otherwise result in a negative basis will cause the basis to be reduced to zero, with any remaining amount being taxed as capital gain. The dividends paid by the Fund will not be eligible for the 70% dividends received deduction for corporations. Statements as to the tax status of your dividends will be mailed annually.

     It is possible but unlikely that the Fund may have realized long-term capital gains or losses in a year. If it has any net long-term gains realized through October 31st of a year, it will pay a capital gains distribution after that date. It may also pay a supplemental distribution after the end of its fiscal year. Any capital gains distribution will be taxed at the same rate as ordinary income, except that for individuals, trusts and estates the maximum tax rate on capital gains distributions is 28% even if the applicable rate on ordinary income for such taxpayers is higher than 28%.

     The Fund will be required to withhold, subject to certain exemptions, at a rate of 31% on dividends paid or credited to you and on redemption proceeds, if you have not filed with the Fund a correct Taxpayer Identification Number, certified when required.

     The Fund, during its last fiscal year, qualified and intends to continue to qualify under subchapter M of the Internal Revenue
Code; if so qualified it will not be liable for Federal income taxes on amounts distributed by it.

                       GENERAL INFORMATION

Description of Shares

     The Declaration of Trust permits the Trustees to issue an unlimited number of full and fractional shares and to divide or combine the shares into a greater or lesser number of shares without thereby changing the proportionate beneficial interests in the Fund. Each share represents an equal proportionate interest in the Fund with each other share. Upon liquidation of the Fund, shareholders are entitled to share pro rata in the net assets of the Fund available for distribution to shareholders. All shares are presently of the same class; however, if they deem it advisable and in the best interests of shareholders, the Board of Trustees of the Fund may create additional classes of shares which may differ from each other only as to dividends (subject to rules and regulations of the Securities and Exchange Commission or by exemptive order) or the Board of Trustees may, at its own discretion, create additional series of shares, each of which may have separate assets and liabilities (in which case, any such series will have a designation including the word "Series"). See the Part B for further information about possible additional series. Shares are fully paid and non-assessable, except as set forth under the caption "General Information" in the Part B; the holders of shares have no pre-emptive or conversion rights.

     On March 27, 1997, the Administrator held of record 1001 of the Fund's shares, all of the shares then outstanding.

Voting Rights

     Shareholders are entitled to one vote for each full share held (and fractional votes for fractional shares held) and will vote on the election of Trustees and on other matters submitted to the vote of shareholders. No amendment may be made to the Declaration of Trust without the affirmative vote of the holders of a majority of the outstanding shares of the Fund. The Fund may be terminated (i) upon the sale of its assets to another issuer, or (ii) upon liquidation and distribution of the assets of the Fund, in either case if such action is approved by the vote of the holders of a majority of the outstanding shares of the Fund. If not so terminated, the Fund will continue indefinitely.

                         PRIME CASH FUND
                       380 Madison Avenue
                           Suite 2300
                    New York, New York 10017
                          212-697-6666

                             Part B



     This Part B is referred to herein as the "Additional
Statement."

                 INVESTMENT OF THE FUND'S ASSETS

     The Fund is not conducting any operations or currently offering its shares for sale. See "Introduction" in Part A. Its assets consist entirely of cash.

Information on Variable Amount Master Demand Notes

     The Fund may buy variable amount master demand notes. The nature and terms of these obligations are as follows. They permit the investment of fluctuating amounts by the Fund at varying rates of interest pursuant to direct arrangements between the Fund, as lender, and the borrower. They permit daily changes in the amounts borrowed. The Fund has the right to increase the amount under the note at any time up to the full amount provided by the note agreement, or to decrease the amount, and the borrower may prepay up to the full amount of the note without penalty. Because these notes are direct lending arrangements between the lender and borrower, it is not generally contemplated that they will be traded, and there is no secondary market for them, although they are redeemable (and thus immediately repayable by the borrower) at principal amount, plus accrued interest, at any time. The Fund has no limitations on the amount of its assets invested in these notes. There is no limitation on the type of issuer from which these notes will be purchased; however, all such notes must be First Tier Securities and in connection with such purchases and on an ongoing basis, the "Adviser, pursuant to procedures approved by the Board of Trustees, must determine that such obligations present minimal credit risks. In connection with such purchases and on an ongoing basis, the Adviser will consider the earning power, cash flow and other liquidity ratios of the issuer, and its ability to pay principal and interest on demand, including a situation in which all holders of such notes make demand simultaneously. Master Demand Notes, as such, are not typically rated by credit rating agencies, and if not so rated the Fund may invest in them only if at the time of an investment they are determined to be comparable in quality to rated issues in which the Fund can invest.

Information On Insured Bank Obligations

     The Federal Deposit Insurance Corporation ("FDIC") insures the deposits of Federally insured banks, and effective August 9, 1989, savings institutions (collectively herein, "banks") up to $100,000. On that date the FDIC assumed the insurance functions of the Federal Savings and Loan Insurance Corporation, which was abolished. The Fund may purchase bank obligations which are fully insured as to principal by the FDIC. To remain fully insured as to principal, these investments must currently be limited to $100,000 per bank; if the principal amount and accrued interest together exceed $100,000 then the excess accrued interest will not be insured. Insured bank obligations may have limited marketability; unless the Board of Trustees determines that a readily available market exists for such obligations, the Fund will invest in them only within the 10% limit mentioned in Part A unless such obligations are payable at principal amount plus accrued interest on demand or within seven days after demand.

Information about Certain Other Obligations

     The Fund may purchase obligations other than those listed in categories 1 through 5 under "Investment of the Fund's Assets," in Part A, but only if such other obligations are guaranteed as to principal and interest by either a bank in whose obligations the Fund may invest or a corporation in whose commercial paper the Fund may invest. If any such guarantee is unconditional and is itself an Eligible Security, the obligation may be purchased based on the guarantee; if any such guarantee is not unconditional, purchase of the obligation can only be made if the underlying obligation is an Eligible Security and meets all other applicable requirements of the Rule. See "Effect of the Rule on Portfolio Management" in Part A. As of the date of the Additional Statement the Fund does not own any such obligations and has no present intention of purchasing any. Such obligations can be any obligation of any kind so guaranteed, including, for example, obligations created by "securitizing" various kinds of assets such as credit card receivables or mortgages. If the Fund invests in these assets, they will be identified in the Fund's Part A; and described in the Additional Statement.

Turnover

     In general, the Fund will purchase securities with the expectation of holding them to maturity. However, the Fund may to some degree engage in short-term trading to attempt to take advantage of short-term market variations. The Fund may also sell securities prior to maturity to meet redemptions or as a result of a revised management evaluation of the issuer. The Fund will have a high portfolio turnover due to the short maturities of the securities held, but this should not affect net asset value or income, as brokerage commissions are not usually paid on the securities in which the Fund invests. (In the usual calculation of portfolio turnover, securities of the type in which the Fund invests are excluded; consequently, the high turnover which the Fund will have is not comparable to the turnover of non-money-market investment companies.)

When-Issued and Delayed Delivery Securities

     The Fund may purchase securities on a when-issued or delayed delivery basis. For example, delivery and payment may take place a month or more after the date of the transaction. The purchase price and the interest rate payable on the securities are fixed on the transaction date. At the time the Fund makes the commitment to purchase securities on a when-issued or delayed delivery basis, it will record the transaction and thereafter reflect the value of such securities each day in determining its net asset value. The Fund will make commitments for such when-issued transactions only when it has the intention of actually acquiring the securities. The Fund will maintain with the Custodian and mark to market every business day a separate account with portfolio securities in an amount at least equal to such commitments. On delivery dates for such transactions, the Fund will meet its obligations from maturities or sales of the securities held in the separate account and/or from cash flow. If the Fund chooses to dispose of the right to acquire a when-issued security prior to its acquisition, it could, as with the disposition of any other portfolio obligation, incur a gain or loss due to market fluctuation. The Fund may not enter into when-issued commitments exceeding in the aggregate 15% of the market value of the Fund's total assets, less liabilities other than the obligations created by when-issued commitments.

Diversification and Certain Industry Requirements

     The Fund has a rule, set forth in Part A, under which it cannot buy the securities of issuers in any one industry if more than 25% of its total assets would then be invested in securities of issuers of that industry. In applying this rule to commercial paper issued by finance subsidiaries or affiliates of operating companies, if the business of the issuer consists primarily of financing the activities of the related operating company, the Fund considers the industry of the issuer to be that of the related operating company.

                        YIELD INFORMATION

     From time to time, the Fund may advertise its "current yield" and its "effective yield" (also referred to as "effective compound yield"). Both yield figures are based on historical earnings and are not intended to indicate future performance. The current yield of a Fund refers to the net income generated by an investment in that Fund over a stated seven-day period. This income is then "annualized". That is, the amount of income generated by the investment during that week is assumed to be generated each week over a 52-week period and is shown as a percentage of the investment. The Fund may also advertise or quote its effective yield, which is calculated similarly, but, when annualized, the income earned by an investment in the Fund is assumed to be reinvested. The effective yield will be slightly higher than the current yield because of the compounding effect of this assumed reinvestment.

     In addition, the Fund may also compare its performance to other income-producing securities such as (i) money market funds;
(ii) various bank products, including both those that are insured (e.g., deposit obligations) and those that are not (e.g., investment instruments offered by affiliates of banks); and (iii) U.S. Treasury Bills or Notes. There are differences between these income-producing alternatives and the Fund other than their yields, some of which are summarized below.

     The yield of the Fund is not fixed and will fluctuate. In addition, your investment is not insured and its yield is not guaranteed. There can be no assurance that the Fund will be able to maintain a stable net asset value of $1.00 per share. Although the yields of bank money market deposit accounts and NOW accounts will fluctuate, principal will not fluctuate and is insured by the Federal Deposit Insurance Corporation up to $100,000. Bank passbook savings accounts normally offer a fixed rate of interest, and their principal and interest are also guaranteed and insured. Bank certificates of deposit offer fixed or variable rates for a set term. Principal and fixed rates are guaranteed and insured. There is no fluctuation in principal value. Withdrawal of these deposits prior to maturity will normally be subject to a penalty. Investment instruments, such as Repurchase Agreements and Commercial Paper, offered by affiliates of banks are not insured by the Federal Deposit Insurance Corporation. In comparing the yields of one money market fund to another, consideration should be given to each fund's investment policy, portfolio quality, portfolio maturity, type of instruments held and operating expenses.

                     INVESTMENT RESTRICTIONS

     The Fund has a number of policies concerning what it can and cannot do. Those policies, which are called "fundamental policies" may not be changed unless the holders of a majority, as defined in the Investment Company Act of 1940 (the "1940 Act"), of the Fund's outstanding shares vote to change them. Under the 1940 Act, the vote of the holders of a majority of the outstanding shares of the Fund means the vote of the holders of the lesser of (a) 67% or more of the Fund's shares present at a meeting or represented by proxy if the holders of more than 50% of its shares are so present or represented, or (b) more than 50% of its outstanding shares. Those fundamental policies not set forth in Part A are set forth below.

1.   The Fund invests only in certain limited securities.

     The Fund cannot buy any voting securities, any commodities or commodity contracts, any mineral related programs or leases, any shares of other investment companies or any warrants, puts, calls or combinations thereof.

     The Fund cannot purchase or hold the securities of any issuer if, to its knowledge, Trustees, Directors or officers of the Fund or its Adviser individually owning beneficially more than 0.5% of the securities of that issuer together own in the aggregate more than 5% of such securities.

     The Fund cannot buy real estate or any non-liquid interests in real estate investment trusts; however, it can buy any securities which it could otherwise buy even though the issuer invests in real estate or interests in real estate.

2. Almost all of the Fund's assets must be in established companies.

     Only 5% of the Fund's total assets may be in issuers less than three years old, that is, which have not been in continuous operation for at least three years. This includes the operations of predecessor companies.

3.   The Fund does not buy for control.

     The Fund cannot invest for the purpose of exercising control or management of other companies.

4. The Fund does not sell securities it does not own or borrow from brokers to buy securities.

     Thus, it cannot sell short or buy on margin.

5.   The Fund is not an underwriter.

     The Fund cannot engage in the underwriting of securities, that is, the selling of securities for others. Also, it cannot invest in restricted securities. Restricted securities are securities which cannot freely be sold for legal reasons.

                  LOANS OF PORTFOLIO SECURITIES

     The Fund may, to increase its income, lend its securities on a short- or long-term basis to broker-dealers, banks or certain other financial institutions (see below) if (i) the loan is collateralized in accordance with applicable regulatory requirements (the "Guidelines") and if (ii) after any loan, the value of the securities loaned does not exceed 10% of the value of its total assets. As of the date of this Additional Statement, the Fund does not foresee lending securities if after any loan the value of loaned securities exceeds 5% of the value of its total assets. The financial institutions other than broker-dealers or banks to which the Fund can lend its securities are limited to "accredited investors," as that term is defined in
Section 2(15) of the Securities Act of 1933. (In general, such institutions are insurance companies, investment companies and certain employee benefit plans.) Under the present Guidelines (which are subject to change) the loan collateral must, on each business day, at least equal the value of the loaned securities and must consist of cash, bank letters of credit or U.S. Government securities. To be acceptable as collateral, a letter of credit must obligate a bank to pay amounts demanded by the Fund if the demand meets the terms of the letter. Such terms and the issuing banks would have to be satisfactory to the Fund. Any loan might be secured by any one or more of the three types of collateral. In addition, any such investment must meet the applicable requirements of the Rule. See "Effect of the Rule on Portfolio Management" in Part A.

     The Fund receives amounts equal to the interest or other distributions on loaned securities and also receives one or more of the negotiated loan fees, interest on securities used as collateral or interest on the securities purchased with such collateral, either of which types of interest may be shared with the borrower. The Fund may also pay reasonable finder's, custodian and administrative fees but only to persons not affiliated with the Fund. The terms of the Fund's loans will meet certain tests under the Internal Revenue Code and permit the Fund to terminate the loan and thus reacquire loaned securities on five days' notice.

                        DISTRIBUTION PLAN

     The Fund has adopted a Distribution Plan (the "Plan") under Rule 12b-1 ("Rule 12b-1") under the 1940 Act. Rule 12b-1 provides in substance that an investment company may not engage directly or indirectly in financing any activity which is primarily intended to result in the sale of its shares except pursuant to a plan adopted under Rule 12b-1.

     The Plan is designed to protect against any claim involving the Fund that some of the expenses which the Fund pays or may pay come within the purview of Rule 12b-1. The Fund believes that it is not financing any such activity and does not consider any payment enumerated in the Plan as so financing any such activity. However, it might be claimed that some of the expenses the Fund pays come within the purview of Rule 12b-1. If and to the extent that any payments (including fees) as specifically listed in the Plan are considered to be primarily intended to result in or are indirect financing of any activity which is primarily intended to result in the sale of Fund shares, these payments are authorized under the Plan.

     As used in the Plan, "Qualified Recipients" means broker-dealers or others selected by the Fund's Adviser and/or Administrator, including but not limited to any principal underwriter of the Fund (other than a principal underwriter which is an affiliated person, or an affiliated person of an affiliated person, of the administrator) with which the administrator has entered into written agreements ("Related Agreements") contemplated by the Rule and which have rendered assistance (whether direct, administrative, or both) in the distribution and/or retention of the Fund's shares or servicing of shareholder accounts. As used in the Plan, "Administrator" includes any sub-adviser which may in the future be retained by the Fund and which performs the functions now being performed by the Administrator.

     "Qualified Holdings" means, as to any Qualified Recipient, all Fund shares beneficially owned by such Qualified Recipient, or beneficially owned by its brokerage customers, other customers, other contacts, investment advisory clients, or other clients, if the Qualified Recipient was, in the judgment of the Adviser and/or Administrator instrumental in the purchase and/or retention of such Fund shares and/or in providing administrative assistance in relation thereto.

     Under the Plan, the Adviser and/or the Administrator, but not the Fund itself, is authorized to make payments ("Permitted Payments") to Qualified Recipients. Permitted Payments can be made by the Adviser and/or Administrator, directly or through the Distributor as disbursing agent, and shall not be the subject of reimbursement by the Fund to the Adviser or Administrator. Permitted Payments may not exceed 0.10 of 1% of the average annual net assets of the Fund for any full fiscal year of the Fund during which the Plan is in effect. If the plan is not in effect for the whole of any fiscal year the amount of Permitted Payments shall be pro-rated for such part or parts of that fiscal year during which the Plan is in effect, and shall also be pro-rated for any fiscal year which is not a full fiscal year.

     Under the Plan the Adviser and/or Administrator have authority (i) as to the selection of any Qualified Recipient or Recipients; (ii) not to select any Qualified Recipient; and (iii) the amount of Permitted Payments, if any, to each Qualified Recipient provided that the total Permitted Payments to all Qualified Recipients do not exceed the amount set forth above. The Adviser and Administrator will consult with each other as to persons appropriate to be or become Qualified Recipients and the amounts of Permitted Payments to be made to these Qualified Recipients.

     The Adviser and/or Administrator are authorized under the Plan, but not directed, to take into account, in addition to any other factors deemed relevant by them, the following: (a) the amount of the Qualified Holdings of the Qualified Recipient; (b) the extent to which the Qualified Recipient has, at its expense, taken steps in the shareholder servicing area; and (c) the possibility that the Qualified Holdings of the Qualified Recipient would be redeemed in the absence of its selection or continuance as a Qualified Recipient. Notwithstanding the foregoing two sentences, a majority of the Independent Trustees (as defined below) may remove any person as a Qualified Recipient.

     The Plan states that, in view of the foregoing payments by the Administrator and/or the Adviser and the bearing by them of certain distribution expenses, it is recognized that the profits, if any, of the Administrator or Adviser are dependent primarily on the administration fees paid by the Fund to the Administrator and the advisory fees paid by the Fund to the Adviser and that their profits, if any, would be less or losses, if any, would be increased due to such payments and expenses. If and to the extent that any such fees paid by the Fund might, in view of the foregoing, be considered as indirectly financing any activity which is primarily intended to result in the sale of shares issued by the Fund, the payment of such fees is authorized. In taking any action contemplated by Section 15 of the 1940 Act as to any contract with the Adviser to which the Fund is a party, the Fund's Trustees, including its Trustees who are not "interested persons" as defined in the 1940 Act, shall, in acting on the terms of any such contract apply the "fiduciary duty" standard contained in Section 36(b) of the 1940 Act.

     The Plan states that if and to the extent that any of the payments listed below are considered to be "primarily intended to result in the sale of shares" issued by the Fund within the meaning of Rule 12b-1, such payments are authorized under the
Plan: (i) the costs of the preparation of all reports and notices to shareholders and the costs of printing and mailing such reports and notices to existing shareholders, irrespective of whether such reports or notices contain or are accompanied by material intended to result in the sale of shares of the Fund or other funds or other investments; (ii) the costs of the preparation and setting in type, printing and mailing of all prospectuses and statements of additional information to existing shareholders; (iii) the costs of preparation, printing and mailing of any proxy statements and proxies, irrespective of whether any such proxy statement includes any item relating to, or directed toward, the sale of the Fund's shares; (iv) all legal and accounting fees relating to the preparation of any such reports, prospectuses, statements of additional information, proxies and proxy statements; (v) all fees and expenses relating to the qualification of the Fund and/or its shares under the securities or "Blue-Sky" laws of any jurisdiction; (vi) all fees under the Securities Act of 1933 and the 1940 Act, including fees in connection with any application for exemption relating to or directed toward the sale of the Fund's shares; (vii) all fees and assessments of the Investment Company Institute or any successor organization, irrespective of whether some of its activities are designed to provide sales assistance; (viii) all costs of the preparation and mailing of confirmations of shares sold or redeemed or share certificates, and reports of share balances; and (ix) all costs of responding to telephone or mail inquiries of investors or prospective investors.

     The Plan states that while it is in effect, the Fund's Adviser and Administrator shall report at least quarterly to the Fund's Trustees in writing for their review on the following matters: (i) all Permitted Payments made under the Plan, the identity of the Qualified Recipient of each Payment, and the purposes for which the amounts were expended; (ii) all costs of each item specified in Section 4 of the Plan (making estimates of such costs where necessary or desirable) during the preceding calendar or fiscal quarter; and (iii) all fees paid or accrued by the Fund to the Adviser or Administrator during such quarter.

     While the Plan is in effect, the selection and nomination of those Trustees of the Fund who are not "interested persons" of the Fund is committed to the discretion of such disinterested Trustees. This does not prevent the involvement of others in such selection and nomination if the final decision on any such selection and nomination is approved by a majority of such disinterested Trustees.

     The Plan, unless terminated as hereinafter provided, continues in effect from year to year only so long as such continuance is specifically approved at least annually by the Fund's Trustees and of those Trustees (the "Independent Trustees") who are not "interested persons" (as defined in the 1940 Act) of the Fund and have no direct or indirect financial interest in the operation of the Plan or in any agreements related to the Plan, cast in person at a meeting called for the purpose of voting on the Plan. In voting on the implementation or continuance of the Plan, those Trustees who vote to approve such implementation or continuance must conclude that there is a reasonable likelihood that the Plan will benefit the Fund and its shareholders. The Plan may be terminated at any time by the vote of a majority of the Independent Trustees or by the vote of the holders of a "majority" (as defined in the 1940 Act) of the outstanding voting securities of the Fund. The Plan may not be amended to increase materially the amount of payments to be made without such a shareholder vote, and all amendments must be approved by a vote of the Trustees of the Fund and of the Independent Trustees, with votes cast in person at a meeting called for the purpose of voting on the Plan.

     During the Fund's fiscal year ended December 31, 1996, no Qualified Payments were made to Qualified Recipients.

     The formula under which the payments described above may be made under the Plan was arrived at by considering a number of factors. One of such factors is that such payments are designed to provide incentives for Qualified Recipients (i) in the case of Qualified Recipients which are principal underwriters, to act as such and (ii) in the case of all Qualified Recipients, to devote substantial time, persons and effort to the sale of the shares of the Fund. Another factor is that such payments by the Administrator to Qualified Recipients provide the only incentive for Qualified Recipients to do so since there is no sales charge on the sale of the Fund's shares. Another factor is that the Fund is one of several funds having certain common characteristics. Each such fund (i) is a money-market fund; and (ii) has as its investment adviser a banking institution or an affiliate which does not invest assets over which it has investment authority in any money-market fund which it advises, but for this purpose uses such funds advised by other banking institutions or affiliates. The marketing of the Fund's shares may be facilitated since each such institution can, due to these common characteristics, be fully and currently informed as to the quality of the investments of and other aspects of the operations of each of the other funds and if such an investment is otherwise appropriate, can, although not required to do so, invest assets over which it has investment authority in one or more of the other funds.

                LIMITATION OF REDEMPTIONS IN KIND

     The Fund has elected to be governed by Rule 18f-1 under the 1940 Act, pursuant to which the Fund is obligated to redeem shares solely in cash up to the lesser of $250,000 or 1 percent of the net asset value of the Fund during any 90-day period for any one shareholder. Should redemptions by any shareholder exceed such limitation, the Fund will have the option of redeeming the excess in cash or in kind. If shares are redeemed in kind, the redeeming shareholder might incur brokerage costs in converting the assets into cash. The method of valuing securities used to make redemptions in kind will be the same as the method of valuing portfolio securities described under "Net Asset Value Per Share" in Part A, and such valuation will be made as of the same time the redemption price is determined.

                      TRUSTEES AND OFFICERS

     The Trustees and officers of the Fund, their affiliations, if any, with the Adviser or the Distributor and their principal occupations during at least the past five years are set forth below. Mr. Herrmann is an "interested person" of the Fund as that term is defined in the 1940 Act as an officer of the Fund and as a Director, officer and shareholder of the Distributor; Mr. Mason is an interested person of the Fund as an officer of the Fund. They are so designated by an asterisk. As of April 1, 1996, all of the Trustees and officers as a group owned less than 1% of the Fund's outstanding shares.

Lacy B. Herrmann*, President and Chairman of the Board of
Trustees, 380 Madison Avenue, New York, New York 10017

Founder, President and Chairman of the Board of Aquila Management Corporation since 1984, the sponsoring organization and Administrator and/or Adviser or Sub-Adviser to the following open-end investment companies, and Founder, Chairman of the Board of Trustees, and President of each: Pacific Capital Cash Assets Trust since 1984; Churchill Cash Reserves Trust since 1985; Pacific Capital U.S. Treasuries Cash Assets Trust since 1988; Pacific Capital Tax-Free Cash Assets Trust since 1988; each of which is a money market fund, and together with Capital Cash Management Trust ("CCMT") are called the Aquila Money-Market Funds; and Hawaiian Tax-Free Trust since 1984; Tax-Free Trust of Arizona since 1986; Tax-Free Trust of Oregon since 1986; Tax-Free Fund of Colorado since 1987; Churchill Tax-Free Fund of Kentucky since 1987; Tax-Free Fund For Utah since 1992; and Narragansett Insured Tax-Free Income Fund since 1992; each of which is a tax-free municipal bond fund, and two equity funds, Aquila Rocky Mountain Equity Fund since 1993 and Aquila Cascadia Equity Fund, since 1996, which are called the Aquila Bond and Equity Funds; Vice President, Director, Secretary and formerly Treasurer of Aquila Distributors, Inc. since 1981, distributor of the above funds; President and Chairman of the Board of Trustees of CCMT, a money market fund since 1981, and an Officer and Trustee/Director of its predecessors since 1974; Chairman of the Board of Trustees and President of Short Term Asset Reserves 1984-1996; President and a Director of STCM Management Company, Inc., sponsor and sub-adviser to CCMT; Chairman, President, and a Director since 1984, of InCap Management Corporation, formerly sub-adviser and administrator of Prime Cash Fund and Short Term Asset Reserves, and Founder and Chairman of several other money market funds; Director or Trustee of OCC Cash Reserves, Inc., Oppenheimer Quest Global Value Fund, Inc., Oppenheimer Quest Value Fund, Inc., and Trustee of Quest For Value Accumulation Trust, The Saratoga Advantage Trust, and of the Rochester Group of Funds, each of which is an open-end investment company; Trustee of Brown University, 1990-1996 and currently Trustee Emeritus; actively involved for many years in leadership roles with university, school and charitable organizations.

Theodore T. Mason, Vice Chairman and Trustee, 26 Circle Drive,
Hastings-on-Hudson, New York 10706

Managing Director of EastWind Power Partners, Ltd. since 1994; Director of Cogeneration Development of Willamette Industries, Inc., a forest products company, 1991-1993; Vice President of Corporate Development of Penntech Papers, Inc., 1978-1991; Vice President of Capital Projects for the same company, 1977-1978; Vice Chairman of the Board of Trustees of CCMT since 1981; Trustee and Vice President, 1976-1981, and formerly Director of its predecessor; Director of STCM Management Company, Inc.; Trustee of Short Term Asset Reserves, 1984-1986 and 1989-1996, of Hawaiian Tax-Free Trust and Pacific Capital Cash Assets Trust since 1984, of Churchill Cash Reserves Trust since 1985, of Pacific Capital Tax-Free Cash Assets Trust and Pacific Capital U.S. Treasuries Cash Assets Trust since 1988 and of Churchill Tax-Free Fund of Kentucky since 1992; Vice President and Trustee of Oxford Cash Management Fund, 1983-1989; Vice President of Trinity Liquid Assets Trust, 1983-1985; President and Director of Ted Mason Venture Associates, Inc., a venture capital consulting firm, 1972-1980; Advisor to the Commander, U.S. Maritime Defense Zone Atlantic, 1984-1988; National Vice President, Surface/Subsurface, Naval Reserve Association, 1985-1987; National Vice President, Budget and Finance, for the same Association, 1983-1985; Commanding Officer of four Naval Reserve Units, 1974-1985; Captain, USNR, 1978-1988.

Paul Y. Clinton, Trustee, 946 Morris Avenue, Bryn Mawr,
Pennsylvania 19010

Principal of Clinton Management Associates, a financial and venture capital consulting firm; formerly Director of External Affairs of Kravco Corporation, a national real estate owner and developer, 1984-1995; formerly President of Essex Management Corporation, a management and financial consulting company, 1979-1983; Trustee of Capital Cash Management Trust since 1979 and of Narragansett Insured Tax-Free Income Fund since 1996; Trustee of Short Term Asset Reserves 1984-1996; general partner of Capital Growth Fund, a venture capital partnership, 1979-1982; President of Geneve Corp., a venture capital fund, 1970-1978; formerly Chairman of Woodland Capital Corp., a small business investment company; formerly Vice President, W.R. Grace & Co; Director or Trustee of OCC Cash Reserves, Inc., Oppenheimer Quest Global Value Fund, Inc., Oppenheimer Quest Value Fund, Inc., and Trustee of Quest For Value Accumulation Trust, and of the Rochester Group of Funds, each of which is an open-end investment company.

Diana P. Herrmann, Vice President, 380 Madison Avenue, New York,
New York 10017

Senior Vice President and Secretary and formerly Vice President of the Administrator since 1986 and Director since 1984; Trustee of Tax-Free Trust of Arizona and Tax-Free Trust of Oregon since 1994, of Churchill Tax-Free Fund of Kentucky and Churchill Cash Reserves Trust since 1995 and of Aquila Cascadia Equity Fund since 1996; Vice President of InCap Management Corporation since 1986 and Director since 1983; Senior Vice President or Vice President and formerly Assistant Vice President of the Money Funds since 1986; Vice-President of Cascades Cash Fund, 1989-1994, and of Short Term Asset Management Fund, 1986-1988; Assistant Vice President of Oxford Cash Management Fund, 1986-1988; Assistant Vice President and formerly Loan Officer of European American Bank, 1981-1986; daughter of the Fund's President; Trustee of the Leopold Schepp Foundation (academic scholarships) since 1995; actively involved in mutual fund and trade associations and in college and other volunteer organizations.

Charles E. Childs, III, Vice President, 380 Madison Avenue, New
York, New York 10017

Vice President - Administration and formerly Assistant Vice President and Associate of the Administrator since 1987; Vice President or Assistant Vice President of the Money Funds since 1988; Northeastern University, 1986-1987 (M.B.A., 1987);
Financial Analyst, Unisys Corporation, 1986; Associate Analyst at National Economic Research Associates, Inc. (NERA), a micro-economic consulting firm, 1979-1985.

John M. Herndon, Vice President and Assistant Secretary, 380
Madison Avenue, New York, New York 10017

Assistant Secretary of the Aquila Money-Market Funds and the Aquila Bond and Equity Funds since 1995 and Vice President of the Aquila Money-Market Funds since 1990; Vice President of the Administrator since 1990; Investment Services Consultant and Bank Services Executive of Wright Investors' Service, a registered investment adviser, 1983-1989; Member of the American Finance Association, the Western Finance Association and the Society of Quantitative Analysts.

Rose F. Marotta, Chief Financial Officer, 380 Madison Avenue, New
York, New York 10017

Chief Financial Officer of the Aquila Money-Market Funds and the Aquila Bond and Equity Funds since 1991 and Treasurer, 1981-1991; formerly Treasurer of the predecessor of CCMT; Treasurer and Director of STCM Management Company, Inc., since 1974; Treasurer of Trinity Liquid Assets Trust, 1982-1986 and of Oxford Cash Management Fund, 1982-1988; Treasurer of InCap Management Corporation since 1982, of the Administrator since 1984 and of the Distributor since 1985.

Richard F. West, Treasurer, 380 Madison Avenue, New York, New
York 10017

Treasurer of the Aquila Money-Market Funds and the Aquila Bond and Equity Funds and of Aquila Distributors, Inc. since 1992; Associate Director of Furman Selz Incorporated, 1991-1992; Vice President of Scudder, Stevens & Clark, Inc. and Treasurer of Scudder Institutional Funds, 1989-1991; Vice President of Lazard Freres Institutional Funds Group, Treasurer of Lazard Freres Group of Investment Companies and HT Insight Funds, Inc., 1986-1988; Vice President of Lehman Management Co., Inc. and Assistant Treasurer of Lehman Money Market Funds, 1981-1985; Controller of Seligman Group of Investment Companies, 1960-1980.

Edward M. W. Hines, Secretary, 551 Fifth Avenue, New York, New
York 10176

Partner of Hollyer Brady Smith Troxell Barrett Rockett Hines & Mone LLP, attorneys, since 1989 and counsel, 1987-1989; Secretary of the Aquila Money-Market Funds and the Aquila Bond and Equity Funds since 1982; Secretary of Trinity Liquid Assets Trust, 1982-1985 and Trustee of that Trust, 1985-1986; Secretary of Oxford Cash Management Fund, 1982-1988.

Patricia A. Craven, Assistant Secretary & Compliance Officer, 380
Madison Avenue, New York, New York 10017

Assistant Secretary of the Aquila Money-Market Funds and the
Aquila Bond and Equity Funds since 1995; Counsel to the
Administrator and the Distributor since 1995; formerly a Legal
Associate for Oppenheimer Management Corporation, 1993-1995.

Compensation of Trustees

     The Fund does not pay fees to Trustees affiliated with the Administrator or Adviser or to any of the Fund's officers. During the fiscal year ended December 31, 1996, the Fund accrued no compensation or reimbursement of expenses to its other Trustees. During the year 1996 the Fund was one of the 14 funds in the Aquilasm Group of Funds,which currently consist of tax-free municipal bond funds, money market funds and two equity funds. The following table lists the compensation of all Trustees who received compensation from the Fund accrued in 1995 but paid in 1996, the compensation each received during the Fund's fiscal year from all funds in the Aquilasm Group of Funds and the number of such funds. None of such Trustees has any pension or retirement benefits from the Fund or any of the other funds in the Aquila group.


                                   Compensation        Number of
                                   from all            boards on
               Compensation        funds in the        which the
               from the            Aquilasm            Trustee
Name           Fund                Group               serves

Herbert S.
Beggs          $2,250              $2,250              1

Paul Y.
Clinton        $1,750              $6,529              3

Walter M.
Keenan         $1,250              $1,250              1

Theodore T.
Mason          $1,250              $47,551             8

Cornelius
T. Ryan        $1,250              $4,000              3



      ADDITIONAL INFORMATION AS TO MANAGEMENT ARRANGEMENTS

Additional Information as to the Administration Agreement

     The Administration Agreement between Aquila Management
Corporation, as Administrator, and the Fund (the "Administration
Agreement") contains the provisions described below in addition to those described in Part A.

     Subject to the control of the Fund's Board of Trustees, the Administrator provides all administrative services to the Fund other than those relating to its investment portfolio and the maintenance of its accounting books and records (see below for discussion); as part of such duties, the Administrator (i) provides office space, personnel, facilities and equipment for the performance of the following functions and for the maintenance of the Fund's headquarters; (ii) oversees all relationships between the Fund and its transfer agent, custodian, legal counsel, auditors and principal underwriter, including the negotiation of agreements in relation thereto, the supervision and coordination of the performance of such agreements, and the overseeing of all administrative matters which are necessary or desirable for effective operation of the Fund and for the sale, servicing, or redemption of the Fund's shares; (iii) provides to the Adviser and to the Fund statistical and other factual information and advice regarding economic factors and trends, but does not generally furnish advice or make recommendations regarding the purchase or sale of securities; (iv) maintains the Fund's books and records (other than accounting books and records), and prepares (or assists counsel and auditors in the preparation of) all required proxy statements, reports to shareholders and Trustees, reports to and other filings with the Securities and Exchange Commission and any other governmental agencies, and tax returns, and oversees the Fund's insurance relationships; (v) prepares, on the Fund's behalf and at its expense, such applications and reports as may be necessary to register or maintain its registration or that of its shares under the securities or "Blue-Sky" laws of all such jurisdictions as may be required from time to time; and (vi) responds to any inquiries or other communications from shareholders and broker-dealers, or if any such inquiry or communication is more properly to be responded to by the Fund's shareholder servicing and transfer agent or distributor, oversees such shareholder servicing and transfer agent's or distributor's response thereto. Since the Fund pays its own legal and audit expenses, to the extent that the Fund's counsel and accountants prepare or assist in the preparation of prospectuses, proxy statements and reports to shareholders, the costs of such preparation or assistance are paid by the Fund.

     The Administration Agreement may be terminated at any time without penalty by the Administrator upon sixty days' written notice to the Fund and the Adviser; it may be terminated by the Fund at any time without penalty upon giving the Administrator sixty days' written notice, provided that such termination by the Fund shall be directed or approved by a vote of a majority of the Trustees in office at the time, including a majority of the Trustees who are not interested persons of the Fund. In either case the notice provision may be waived.

     The expense limitation referred to in Part A, if in effect, is implemented monthly so that at no time is there any unpaid liability under the limitation subject, to readjustment during the year.

     The Administration Agreement provides that the Administrator shall not be liable for any error in judgement or for any loss suffered by the Fund in connection with the matters to which the Administration Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence of the Administrator in the performance of its duties, or from reckless disregard by it of its obligations and duties under the Administration Agreement. The Fund agrees to indemnify the Administrator to the full extent permitted by the Declaration of Trust.

     The fees which the Fund has paid or which have been accrued for the year ended December 31, 1996 to the former Adviser and to the Administrator were each $5,481, of which $1,108 and $3,295, respectively were waived. In addition the Administrator reimbursed Fund expenses of $2,188.

     For the year ended December 31, 1995, the Fund paid or accrued $173,614 to the former Adviser of which $12,315 was waived. For the year ended December 31, 1994, the Fund paid or accrued to the Adviser fees of $167,963 of which $4,550 was waived.

                    AMORTIZED COST VALUATION

     The following provisions are for information only and are applicable only if the Fund operates as a money market fund. At the present time the Fund is not conducting any operations.

     The Fund operates under Rule 2a-7 (the "Rule") of the Securities and Exchange Commission which permits it to value its portfolio on the basis of amortized cost. The amortized cost method of valuation is accomplished by valuing a security at its cost and thereafter assuming a constant amortization rate to maturity of any discount or premium, and does not reflect the impact of fluctuating interest rates on the market value of the security. This method does not take into account unrealized gains or losses.

     While the amortized cost method provides certainty in valuation, there may be periods during which value, as determined by amortized cost, is higher or lower than the price the Fund would receive if it sold the instrument. During periods of declining interest rates, the daily yield on the Fund's shares may tend to be higher than a like computation made by a fund with identical investments utilizing a method of valuation based upon market prices and estimates of market prices for all of its portfolio instruments and changing its dividends based on these changing prices. The converse would apply in a period of rising interest rates.

     Under the Rule, the Fund's Board of Trustees must establish, and if the Fund resumes operations as a money market fund will re establish procedures (the "Procedures") designed to stabilize at $1.00, to the extent reasonably possible, the Fund's price per share as computed for the purpose of sales and redemptions. Such procedures must include review of the Fund's portfolio holdings by the Board of Trustees at such intervals as it may deem appropriate and at such intervals as are reasonable in light of current market conditions to determine whether the Fund's net asset value calculated by using available market quotations deviates from the per share value based on amortized cost. "Available market quotations" may include actual market quotations (valued at the mean between bid and asked prices), estimates of market value reflecting current market conditions based on quotations or estimates of market value for individual portfolio instruments or values obtained from yield data relating to a directly comparable class of securities published by reputable sources.

     Under the Rule, if the extent of any deviation between the net asset value per share based upon "available market quotations" (see above) and the net asset value per share based on amortized cost exceeds $0.005, the Board of Trustees must promptly consider what action, if any, will be initiated. When the Board of Trustees believes that the extent of any deviation may result in material dilution or other unfair results to investors or existing shareholders, it is required to take such action as it deems appropriate to eliminate or reduce to the extent reasonably practicable such dilution or unfair results. Such actions could include the sale of portfolio securities prior to maturity to realize capital gains or losses or to shorten average portfolio maturity, withholding dividends or payment of distributions from capital or capital gains, redemptions of shares in kind, or establishing a net asset value per share using available market quotations.

     The Procedures include changes in the dividends payable by the Fund under specified conditions, as described below under "Computation of Daily Dividends." This portion of the Procedures provides that actions that the Trustees would consider under certain circumstances can be taken automatically.

                 COMPUTATION OF DAILY DIVIDENDS

     The following provisions are for information only and are applicable only if the Fund operates as a money market fund.

     Under the Procedures which the Fund's Board of Trustees has adopted relating to amortized cost valuation, the calculation of the Fund's daily dividends will change under certain circumstances from that indicated in Part A. If on any day the deviation between net asset value determined on an amortized cost basis and that determined using market quotations is $0.003 or more, the amount of such deviation will be added to or subtracted from the daily dividend to the extent necessary to reduce such deviation to within $0.003.

     If on any day there is insufficient net income to absorb any such reduction, the Board of Trustees would be required under the Rule to consider taking other action if the deviation, after eliminating the dividend for that day, exceeds $0.005. One of the actions which the Board of Trustees might take could be the elimination or reduction of dividends for more than one day.

                    AUTOMATIC WITHDRAWAL PLAN

     You may establish an Automatic Withdrawal Plan under which you will receive a monthly or quarterly check in a stated amount, not less than $50, if you own or purchase shares of the Fund having a net asset value of at least $5,000. Stock certificates will not be issued for shares held under an Automatic Withdrawal Plan. All dividends must be reinvested.

     Shares will be redeemed on the last business day of the month as may be necessary to meet withdrawal payments. Shares acquired with reinvested dividends will be redeemed first to provide such withdrawal payments and thereafter other shares will be redeemed to the extent necessary, and, depending upon the amount withdrawn, your principal may be depleted.

     Redemption of shares for withdrawal purposes may reduce or even liquidate your account. Monthly or quarterly payments paid to shareholders may not be considered as a yield or income on investment.

                       GENERAL INFORMATION

Net Asset Value Per Share

     As indicated in Part A, the net asset value per share of the Fund's shares will be determined on each day that the New York Stock Exchange is open. That Exchange annually announces the days on which it will not be open; the most recent announcement indicates that it will not open on the following days: New Year's Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. However, that Exchange may close on days not included in that announcement.

Voting by Series of Shares

     If additional series (as discussed in Part A) were created by the Board of Trustees, shares of each such Series would be entitled to vote as a Series only to the extent permitted by the 1940 Act (see below) or as permitted by the Board of Trustees. Income and operating expenses would be allocated among two or more series in a manner acceptable to the Board of Trustees.

     Under Rule 18f-2 under the 1940 Act, any matter required to be submitted to shareholders vote is not deemed to have been effectively acted upon unless approved by the holders of a majority (as defined in that Rule) of the voting securities of each series affected by the matter. Such separate voting requirements do not apply to the election of Trustees or the ratification of the selection of accountants. Rule 18f-2 contains special provisions for cases in which an advisory contract is approved by one or more, but not all, series. A change in investment policy may go into effect as to one or more series whose holders so approve the change even though the required vote is not obtained as to the holders of other affected series.

Shareholder and Trustee Indemnification

     The Fund is an entity of the type commonly known as a Massachusetts business trust. Under Massachusetts law, shareholders of a trust such as the Fund may, under certain circumstances, be held personally liable as partners for the obligations of the trust. However, for the protection of shareholders, the Declaration of Trust contains an express disclaimer of shareholder liability for acts or obligations of the Fund and requires that notice of such disclaimer be given in each agreement, obligation or instrument entered into or executed by the Fund or the Trustees. The Declaration of Trust provides for indemnification out of the Fund's property of any shareholder held personally liable for the obligations of the Fund. The Declaration of Trust also provides that the Fund shall, upon request, assume the defense of any claim made against any shareholder for any act or obligation of the Fund and satisfy any judgment thereon. Thus, the risk of a shareholder incurring financial loss on account of shareholder liability is limited to the relatively remote circumstances in which the Fund itself would be unable to meet its obligations. In the event that the Fund had two or more series and any such series of shares were to be unable to meet the obligations attributable to it (which, as in the case of the Fund, is relatively remote), any other series would be subject to such obligations with corresponding increase in the risk of the shareholder liability mentioned in the prior sentence.

     The Declaration of Trust further indemnifies the Trustees and provides that they will not be liable for errors of judgment or mistakes of fact or law; but nothing in the Declaration of Trust protects a Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.

Custodian and Auditors

     The Fund's Custodian, Bank One Trust Company, N.A., is responsible for holding the Fund's assets.

     The Fund's auditors, KPMG Peat Marwick LLP, perform an annual audit of the Fund's financial statements.

     The financial statements for the Fund for the year ended December 31, 1996, which are contained in the Annual Report for that fiscal year, are hereby incorporated by reference into the Additional Statement. Those financial statements have been audited by KPMG Peat Marwick LLP, independent auditors, whose report thereon is incorporated herein by reference.

                         PRIME CASH FUND
                    PART C: OTHER INFORMATION

ITEM 24. Financial Statements and Exhibits

     (a) Financial Statements:




            Incorporated by reference into Part B:
               Financial Highlights
               Report of Independent Certified Public
                  Accountants
               Statement of Investments as of
                  December 31, 1996
               Statement of Assets and Liabilities as of
                  December 31, 1996
               Statement of Operations for the year
                  ended December 31, 1996
               Statement of Changes in Net Assets for the
                  years ended December 31, 1996 and 1995
               Notes to Financial Statements

            Included in Part C:
               Consent of Independent Certified Public
                  Accountants

     (b) Exhibits:

         (1) Supplemental Declaration of Trust (ii)

         (2) By-laws (ii)

         (3) Not applicable

         (4) Specimen share certificate (ii)

         (5) Not Applicable (ii)

         (6) Not applicable

         (7) Not applicable

         (8) Custody Agreement (ii)

         (9) (a) Transfer Agency Agreement (ii)

         (9) (b) Administration Agreement (ii)

        (10) Opinion and consent of counsel to the Fund regarding share issuance (ii)

        (11) Not applicable

        (12) Not applicable

        (13) Not Applicable

        (14) Not applicable

        (15) Distribution Plan (ii)

        (17) Financial Data Schedule (ii)


(i) Filed as an exhibit to Registrant's Post-Effective
     Amendment No. 17 dated April 30, 1996 and incorporated herein by reference.

(ii) Filed herewith.

ITEM 25. Persons Controlled By Or Under Common Control with
         Registrant

         Registrant's shares are 100% owned by Aquila Ma-nagement Corporation. Aquila Management Corpora-tion (the Trust's Administrator) and Aquila Distri-butors, Inc. (the Trust's Distributor) are under the common control of Mr. Lacy B. Herrmann (the Trust's President and Chairman).

ITEM 26. Number of Holders of Securities

         As of March 27, 1997, Registrant had 1 holder of record of its shares.

ITEM 27. Indemnification

         Subdivision (c) of Section 12 of Article SEVENTH of
         Registrant's Supplemental Declaration of Trust, filed as Exhibit 1 herewith is incorpora-ted herein by reference.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Trustees, officers, and controlling persons of Registrant pursuant to the foregoing provisions, or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that Act and is, therefore, unenfor-ceable. In the event that a claim for indemnifica-tion against such liabilities (other than the pay-ment by Registrant of expenses incurred or paid by a Trustee, officer, or controlling person of Regis-trant in the successful defense of any action, suit, or proceeding) is asserted by such Trustee, officer, or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against pub-lic policy as expressed in the Act and will be go-verned by the final adjudication of such issue.

ITEM 28. Business and Other Connections of Investment
         Adviser

          Not applicable

ITEM 29. Principal Underwriters

      a. Aquila Distributors, Inc. serves as principal underwriter to Aquila Rocky Mountain Equity Fund, Capital Cash Management Trust, Churchill Cash Reserves Trust, Churchill Tax-Free Fund of Kentucky, Hawaiian Tax-Free Trust, Narragansett Insured Tax-Free Income Fund, Pacific Capital Cash Assets Trust, Pacific Capital Tax-Free Cash Assets Trust, Pacific Capital U.S. Treasuries Cash Assets Trust, Short Term Asset Reserves, Tax-Free Fund For Utah, Tax-Free Fund of Colorado, Tax-Free Trust of Arizona, Tax-Free Trust of Oregon, in addition to serving as the Registrant's principal underwriter, if the Registrant makes a public offering.

     (b) For information about the Directors and officers of Aquila Distributors, Inc., reference is made to the Form BD filed by it under the Securities Exchange
         Act of 1934.

     (c) Not applicable.

ITEM 30. Location of Accounts and Records

         All such accounts, books, and other documents are maintained by the adviser, the administrator, the custodian, and the transfer agent, whose addresses appear on the back cover pages of the Prospectus and Statement of Additional Information.

ITEM 31. Management Services

         Not applicable.

ITEM 32. Undertakings

     (a) Not applicable.

     (b) Not applicable.

                 Consent of Independent Auditors



To The Shareholders and Board of Trustees
Prime Cash Fund:

We consent to the use of our report, dated January 13, 1997 incorporated herein by reference and to the reference to our firm under the heading "Custodian and Auditors" in the Statement of Additional Information.




New York, New York                 KPMG Peat Marwick LLP
April 14, 1997                     /s/KPMG Peat Marwick LLP

                           SIGNATURES


Pursuant to the requirements of the Securities Act of 1933 and the Investment Company Act of 1940, the Registrant certifies that it meets all the requirements for effectiveness of this Amendment to its Registration Statement pursuant to Rule 485(b) under the Securities Act of 1933, and has caused this Amendment to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York and State of New York, on the 17th day of April, 1997.


                                   PRIME CASH FUND
                                   (Registrant)

                                        /s/Lacy B. Herrmann
                                   By____________________________
                                     Lacy B. Herrmann, President
                                      and Chairman of the Board


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or Amendment has been signed below by the following persons in the capacities and on the date indicated.

     SIGNATURE                     TITLE                    DATE

/s/Lacy B. Herrmann                                    4/17/97
______________________     President, Chairman of     ___________
   Lacy B. Herrmann        the Board and Trustee
                           (Principal Executive
                           Officer)
/s/Theodore T. Mason                                   4/17/97
______________________     Trustee                    ___________
  Theodore T. Mason


/s/Paul Y. Clinton                                     4/17/97
______________________     Trustee                    ___________
    Paul Y. Clinton


/s/Rose F. Marotta                                     4/17/97
______________________     Chief Financial Officer    ___________
   Rose F. Marotta         (Principal Financial and
                           Accounting Officer

                         PRIME CASH FUND
                          EXHIBIT INDEX

Exhibit        Exhibit                              Page
Number         Name                                 Number
  1            Supplemental Declaration of Trust

  2            By-laws

  4            Specimen share certificate

  8            Custody Agreement

  9 (a)        Transfer Agency Agreement

  9 (b)        Administration Agreement

  10           Opinion and consent of counsel to the Fund
                regarding share issuance

  15           Distribution Plan

  17           Financial Data Schedule

               Correspondence